EXHIBIT 21.1
                         SUBSIDIARIES OF THE REGISTRANT


                                                                  STATE OF
                                                                  INCORPORATION/
SUBSIDIARY                                                        ORGANIZATION
----------                                                        ------------

ADM/CHS, LLC                                                        Delaware
Ag Agency, Inc.                                                     Minnesota
Ag States Agency, LLC, a subsidiary of Ag Agency, Inc.
     and The Terminal Agency, Inc.                                  Minnesota
Agronomy Company of Canada, Ltd.                                    Nova Scotia
Bec-Lin of Perham, Inc.                                             Minnesota
Cedar Valley Ag Services, LLC                                       Nebraska
Cenex Ag, Inc.                                                      Delaware
Cenex Canada, Inc.                                                  Alberta
Cenex Petroleum, Inc.                                               Minnesota
Cenex Pipeline, LLC                                                 Minnesota
Cenex-Swiss Valley Energy, LLC                                      Minnesota
CHS-Agri Valley                                                     North Dakota
CHS-Crookston                                                       Minnesota
CHS-Devils Lake                                                     North Dakota
CHS-Edgeley                                                         North Dakota
CHS-Glasgow                                                         Montana
CHS-Highmore                                                        South Dakota
CHS-Jasper                                                          South Dakota
CHS-Kalispell                                                       Montana
CHS-Madison                                                         Minnesota
CHS-Philip                                                          South Dakota
CHS-Richey                                                          Montana
CHS-Salol/Roseau                                                    Minnesota
CHS-Stevensville                                                    Montana
CHS-Tracy/Garvin                                                    Minnesota
Circle Land Management, Inc.                                        Minnesota
Cooperative Agronomy Services, LLC                                  North Dakota
Cooperative Services, LLC                                           Delaware
Coops @ Rooster L.P.                                                Delaware
eYield Solutions, Inc., subsidiary of Coops @ Rooster L.P.          Delaware
Country Energy, LLC                                                 Delaware
Country Hedging, Inc.                                               Delaware
Dakota Agronomy Partners, LLC                                       North Dakota
Farmland-Harvest States, LLC                                        Delaware
Fin-Ag, Inc.                                                        South Dakota
Five Valleys Gas Company                                            Minnesota
Front Range Pipeline, LLC                                           Minnesota

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Full Circle, LTD                                                    Minnesota
Green Bay Terminal Corporation                                      Wisconsin
Harvest States Cooperatives-Idaho, Inc.                             Idaho
Harvest States Cooperatives-Montana                                 Montana
Harvest States Cooperatives-N.D.                                    North Dakota
Harvest States Cooperatives- Northwest Grain                        Minnesota
Harvest States Cooperatives-S.D.                                    South Dakota
Harvest States Farmland Specialty Feed                              Minnesota
HSC-Edmore                                                          North Dakota
HSC-Herman/Norcross                                                 Minnesota
HSC-Minot, N.D.                                                     North Dakota
Land O'Lakes/Harvest States Feed, LLC                               Minnesota
Mountain View of Montana, Inc.                                      Delaware
National Cooperative Refinery Association (NCRA)                    Kansas
Clear Creek Transportation, LLC, a subsidiary of NCRA               Kansas
Cooperative Refining, LLC, a subsidiary of NCRA                     Delaware
Jayhawk Pipeline, LLC, a subsidiary of NCRA                         Kansas
Kaw Pipeline, a subsidiary of NCRA                                  Delaware
Osage Pipeline, a subsidiary of NCRA                                Delaware
North Valley Petroleum, LLC                                         North Dakota
Oilseed Partners, LLC                                               Delaware
PGG/HSC Feed Company, LLC                                           Oregon
Pradium.com, Inc.                                                   Delaware
Salmon Country Energy, LLC                                          Idaho
Sparta Foods, Inc.                                                  Minnesota
St. Paul Maritime Corporation                                       Minnesota
Tacoma Export Marketing Company (TEMCO)                             Washington
The Terminal Agency, Inc.                                           Minnesota
Tillamook/GTA Feeds, LLC                                            Oregon
Triton Tire and Battery, LLC                                        Delaware
United Country Brands, LLC                                          Delaware
Agriliance, LLC, a subsidiary of United Country Brands, LLC         Delaware
United Harvest, LLC                                                 Delaware
United Processors, LLC                                              Delaware
Rocky Mountain Milling, LLC, a subsidiary of United
     Processors, LLC                                                Delaware
Ventura Foods, LLC                                                  Delaware
Whitman Terminal Association, LLC                                   Delaware